As filed with the Securities and Exchange Commission on March 30, 2021

Registration No. 333-249079

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

T-Mobile US, Inc.

T-Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware Delaware	20-0836269 91-1983600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Additional Registrants

(See Table of Additional Registrants on next page)

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 David A. Miller

Executive Vice President,

General Counsel and Secretary

T-Mobile US, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Daniel J. Bursky

Mark Hayek

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

(212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.			☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)(2)(3)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(3)
Primary Offering:
Debt Securities of T-Mobile USA, Inc.	—	—	—	—
Guarantee(s) of Debt Securities of T-Mobile USA, Inc. (4)	—	—	—	—
Secondary Offering:
4.000% Senior Notes due 2022-1 of T-Mobile USA, Inc.	$1,000,000,000(5)	—	—	—
4.500% Senior Notes due 2026-1 of T-Mobile USA, Inc.	$1,000,000,000(5)	—	—	—
5.375% Senior Notes due 2027-1 of T-Mobile USA, Inc.	$1,250,000,000(5)	—	—	—
4.750% Senior Notes due 2028-1 of T-Mobile USA, Inc.	$1,500,000,000(5)	—	—	—
Guarantees of notes of T-Mobile USA, Inc.	(6)	—	—	—

(1)	Not applicable pursuant to General Instruction II(E) of Form S-3.

(2)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.

(3)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.

(4)	The Registrant and the Co-Registrants listed below, or any of them, may fully and unconditionally guarantee any series of debt securities registered hereunder. Pursuant to Rule 457(n), no separate filing fee is required for the guarantees.

(5)	Represents the aggregate principal amount of the notes issued by T-Mobile USA, Inc., a wholly-owned subsidiary of T-Mobile US, Inc.

(6)	The notes of T-Mobile USA, Inc. are guaranteed by T-Mobile US, Inc. and the Co-Registrants listed below. Pursuant to Rule 457(n), no separate filing fee is required for the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Alda Wireless Holdings, LLC	Delaware	48-1165243
American Telecasting Development, LLC	Delaware	84-1265444
American Telecasting of Anchorage, LLC	Delaware	84-1262010
American Telecasting of Columbus, LLC	Delaware	84-1262011
American Telecasting of Denver, LLC	Delaware	84-1261970
American Telecasting of Fort Myers, LLC	Delaware	59-3062505
American Telecasting of Ft. Collins, LLC	Delaware	84-1261954
American Telecasting of Green Bay, LLC	Delaware	84-1266405
American Telecasting of Lansing, LLC	Delaware	84-1261958
American Telecasting of Lincoln, LLC	Delaware	84-1261960
American Telecasting of Little Rock, LLC	Delaware	84-1261961
American Telecasting of Louisville, LLC	Delaware	84-1261962
American Telecasting of Medford, LLC	Delaware	84-1295907
American Telecasting of Michiana, LLC	Delaware	84-1261952
American Telecasting of Monterey, LLC	Delaware	84-1266408
American Telecasting of Redding, LLC	Delaware	84-1295911
American Telecasting of Santa Barbara, LLC	Delaware	84-1261969
American Telecasting of Seattle, LLC	Delaware	54-1540851
American Telecasting of Sheridan, LLC	Delaware	84-1295909
American Telecasting of Yuba City, LLC	Delaware	84-1295906
APC Realty and Equipment Company, LLC	Delaware	52-2013278
Assurance Wireless of South Carolina, LLC	Delaware	Not applicable
Assurance Wireless USA, L.P.	Delaware	94-3410099
ATI Sub, LLC	Delaware	26-2670017
Broadcast Cable, LLC	Delaware	35-1751776
Clear Wireless LLC	Nevada	26-3821888
Clearwire Communications LLC	Delaware	26-3783012
Clearwire Hawaii Partners Spectrum, LLC	Nevada	Not applicable
Clearwire IP Holdings LLC	New York	Not applicable
Clearwire Legacy LLC	Delaware	26-3791581
Clearwire Spectrum Holdings II LLC	Nevada	Not applicable
Clearwire Spectrum Holdings III LLC	Nevada	Not applicable
Clearwire Spectrum Holdings LLC	Nevada	Not applicable
Clearwire XOHM LLC	Delaware	26-3791783
Fixed Wireless Holdings, LLC	Delaware	75-3120884
Fresno MMDS Associates, LLC	Delaware	Not applicable
IBSV LLC	Delaware	91-2116910
Kennewick Licensing, LLC	Delaware	36-4165282
Layer3 TV, LLC	Delaware	46-3757801
L3TV Chicagoland Cable System, LLC	Delaware	32-0513278
L3TV Colorado Cable System, LLC	Delaware	30-0960088
L3TV Dallas Cable System, LLC	Delaware	61-1811814
L3TV DC Cable System, LLC	Delaware	36-4854339
L3TV Detroit Cable System, LLC	Delaware	36-4906175

L3TV Los Angeles Cable System, LLC	Delaware	37-1852327
L3TV Minneapolis Cable System, LLC	Delaware	32-0590383
L3TV New York Cable System, LLC	Delaware	61-1854933
L3TV Philadelphia Cable System, LLC	Delaware	37-1906122
L3TV San Francisco Cable System, LLC	Delaware	32-0575200
L3TV Seattle Cable System, LLC	Delaware	36-4919336
MetroPCS California, LLC	Delaware	68-0618381
MetroPCS Florida, LLC	Delaware	68-0618383
MetroPCS Georgia, LLC	Delaware	68-0618386
MetroPCS Massachusetts, LLC	Delaware	20-8303630
MetroPCS Michigan, LLC	Delaware	20-2509038
MetroPCS Networks California, LLC	Delaware	20-4956821
MetroPCS Networks Florida, LLC	Delaware	20-4957100
MetroPCS Nevada, LLC	Delaware	20-8303430
MetroPCS New York, LLC	Delaware	20-8303519
MetroPCS Pennsylvania, LLC	Delaware	20-8303570
MetroPCS Texas, LLC	Delaware	20-2508993
MinorCo, LLC	Delaware	48-1165243
Nextel Communications of the Mid-Atlantic, Inc.	Delaware	52-1653244
Nextel of New York, Inc.	Delaware	22-3130302
Nextel Retail Stores, LLC	Delaware	54-2021574
Nextel South Corp.	Georgia	58-2038468
Nextel Systems, LLC	Delaware	54-1878330
Nextel West Corp.	Delaware	84-1116272
NSAC, LLC	Delaware	54-1879079
PCTV Gold II, LLC	Delaware	06-1419676
PCTV Sub, LLC	Delaware	26-2671511
People’s Choice TV of Houston, LLC	Delaware	74-2629878
People’s Choice TV of St. Louis, LLC	Delaware	43-1654858
PRWireless PR, LLC	Delaware	20-5942061
PushSpring, Inc.	Delaware	46-2545203
SFE 1, LLC	Delaware	46-5109647
SIHI New Zealand Holdco, Inc.	Kansas	73-1651896
SpeedChoice of Detroit, LLC	Delaware	06-1419673
SpeedChoice of Phoenix, LLC	Delaware	86-0771395
Sprint (Bay Area), LLC	Delaware	59-3155549
Sprint Capital Corporation	Delaware	48-1132866
Sprint Communications Company L.P.	Delaware	43-1408007
Sprint Communications Company of New Hampshire, Inc.	New Hampshire	43-1532102
Sprint Communications Company of Virginia, Inc.	Virginia	75-2019023
Sprint Communications, Inc.	Kansas	48-0457967
Sprint Corporation	Delaware	46-1170005
Sprint eBusiness, Inc.	Kansas	48-1219671
Sprint Enterprise Network Services, Inc.	Kansas	74-2845682
Sprint eWireless, Inc.	Kansas	48-1238831
Sprint International Communications Corporation	Delaware	04-2509782
Sprint International Holding, Inc.	Kansas	74-2808272
Sprint International Incorporated	Delaware	13-3020365
Sprint International Network Company LLC	Delaware	Not applicable
Sprint PCS Assets, L.L.C.	Delaware	33-0783958
Sprint Solutions, Inc.	Delaware	47-0882463
Sprint Spectrum Holding Company, LLC	Delaware	48-1165242
Sprint Spectrum L.P.	Delaware	48-1165245
Sprint Spectrum Realty Company, LLC	Delaware	43-1746021
Sprint/United Management Company	Kansas	48-1077227

SprintCom, Inc.	Kansas	48-1187511
T-Mobile Central LLC	Delaware	91-1973799
T-Mobile Financial LLC	Delaware	47-1324347
T-Mobile Innovations LLC	Delaware	Not applicable
T-Mobile Leasing LLC	Delaware	47-5079638
T-Mobile License LLC	Delaware	91-1917328
T-Mobile Northeast LLC	Delaware	52-2069434
T-Mobile PCS Holdings LLC	Delaware	91-2159335
T-Mobile Puerto Rico Holdings LLC	Delaware	20-2209577
T-Mobile Puerto Rico LLC	Delaware	66-0649631
T-Mobile Resources LLC	Delaware	91-1909782
T-Mobile South LLC	Delaware	20-3945483
T-Mobile West LLC	Delaware	36-4027581
TDI Acquisition Sub, LLC	Delaware	26-2671363
Theory Mobile, Inc.	Delaware	81-2501674
TMUS International LLC	Delaware	91-2116909
Transworld Telecom II, LLC	Delaware	26-2670333
TVN Ventures LLC	Delaware	Not applicable
USST of Texas, Inc.	Texas	43-1499027
Utelcom LLC	Kansas	48-0940607
VMU GP, LLC	Delaware	Not applicable
WBS of America, LLC	Delaware	26-2671254
WBS of Sacramento, LLC	Delaware	36-3939511
WBSY Licensing, LLC	Delaware	36-4046585
WCOF, LLC	Delaware	26-2436251
Wireless Broadband Services of America, L.L.C.	Delaware	36-4196556
Wireline Leasing Co., Inc.	Delaware	26-3945313

(1)	The address of each registrant is 12920 SE 38th Street, Bellevue, Washington 98006, and the telephone number is (425) 378-4000.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to the registration statement on Form S-3 (Registration No. 333-249079) initially filed by T-Mobile US, Inc. and T-Mobile USA, Inc. on September 28, 2020 with the Securities and Exchange Commission (the “Registration Statement”) is filed to add T-Mobile Innovations LLC and TVN Ventures LLC as co-registrants to the Registration Statement and to register T-Mobile Innovations LLC’s and TVN Ventures LLC’s guarantees of the debt securities covered by the Registration Statement.

No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$ *
Legal Fees and Expenses	**
Trustee Fees and Expenses	**
Accounting Fees and Expenses	**
Printing Expenses	**
Listing Fees	**
Miscellaneous	**
Total	$ **

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Colorado Corporations

The Colorado Business Corporation Act, as revised, provides that if provided in the articles of incorporation, the corporation may eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director’s duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions, or any transaction from which the director directly or indirectly derived an improper personal benefit.

Delaware Corporations

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of a corporation may and, in some cases, must be indemnified by the corporation against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, he had no reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the corporation, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Delaware Limited Partnerships

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

Georgia Corporations

The Georgia Business Corporation Code permits a corporation to indemnify a director or officer if the director or officer seeking indemnification acted in good faith and reasonably believed (i) in the case of conduct in his or her official capacity, that his or her action was in the best interest of the corporation, (ii) in all other cases, that his or her action was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceedings, that he or she had no reasonable cause to believe his or her conduct was unlawful, provided that indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The Georgia Business Corporation Code prohibits indemnification of a director in connection with a proceeding by or in the right of the corporation (other than for reasonable expenses) if it is determined that the director has not met the relevant standard of conduct, or with respect to conduct for which he or she was adjudged liable on the basis that a personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. The Georgia Business Corporation Code additionally prohibits indemnification of an officer for liability arising in connection with appropriation of a business opportunity of the corporation, intentional or knowing violation of law, improper distributions or improper personal benefit.

Kansas Corporations

Section 17-6305 of the Kansas General Corporation Law (the “KGCL”) provides for indemnification by a corporation of its corporate officers, directors, employees and agents. The KGCL provides that a corporation may indemnify such persons who have been, are, or may become a party to an action, suit or proceeding due to his or her status as a director, officer, employee or agent of the corporation. Further, the KGCL grants authority to a corporation to implement its own broader indemnification policy.

Kansas Limited Liability Companies

Section 17-7670 of the Kansas Revised Limited Liability Company Act (the “KLLCA”) provides that subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. To the extent that a present or former member, manager, officer, employee or agent of a limited liability company has been successful on the merits or otherwise as a plaintiff in an action to determine that the plaintiff is a member of a limited liability company or in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member, manager, officer, employee or agent of the limited liability company, or is or was serving at the request of the limited liability company as a member, manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, or in defense of any claim, issue or matter therein, such member, manager, officer, employee or agent shall be indemnified by the limited liability company against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

Nevada Limited Liability Companies

Sections 86.411 and 86.421 of the Nevada Limited-Liability Companies law permit indemnification of any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a manager, member, employee or agent of the company, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification may not be made for any claim as to which such a person has been adjudged to be liable to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Nevada Limited-Liability Companies law allows a company to purchase or maintain insurance for members, managers, employees, and agents of the company.

New Hampshire Corporations

The New Hampshire Business Corporation Act (the “NHBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expense to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a New Hampshire corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

New York Limited Liability Companies

Section 420 of the New York Limited Liability Company Law provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member or manager or other person from and against any and all claims and demands whatsoever. However, no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes that (i) such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

Texas Corporations

Sections 8.101 and 8.102 of the Texas Business Organizations Code (“TBOC”) provide that an enterprise may indemnify any governing person (which term excludes officers), former governing person, or a delegate who was, is, or is threatened to be made a respondent or defendant in (i) a threatened, pending, or completed action or other proceeding (whether civil, criminal, administrative, arbitrative, or investigative), (ii) an appeal of such an action or proceeding, or (iii) an inquiry or investigation that could lead to such an action or proceeding against judgments and reasonable expenses actually incurred, which expenses include reasonable attorneys’ fees, costs, penalties, settlements, fines, and excises or similar taxes in connection with a proceeding, if that person (x) acted in good faith, (y) reasonably believed, in the case of conduct in that person’s official capacity, that the person’s conduct was in the enterprise’s best interests and, in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (z) in the case of a criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful. With respect to any action in which a person has been found liable to the enterprise or found liable because the person improperly received a personal benefit, indemnification is limited to reasonable expenses actually incurred by that person in connection with the proceeding and will not include a judgment, penalty, fine, excise or similar tax. Indemnification may not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the enterprise, breach of the person’s duty of loyalty owed to the enterprise or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. To limit indemnification, liability must be established by an order and all appeals of the order must be exhausted or foreclosed by law. Section 8.105 of the TBOC provides that an enterprise may indemnify a person who is not a governing person, including officers, agents or employees, and, in the case of officers, shall indemnify such officers to the same extent that indemnification is required for a governing person. Section 8.151 of the TBOC provides that an enterprise may purchase or procure or establish and maintain insurance or another arrangement to indemnify and hold harmless an existing or former governing person, delegate, officer, employee or agent against any liability asserted against and incurred by the person in that capacity or arising out of the person’s status in that capacity, and such insurance or other arrangement may apply without regard to whether the enterprise otherwise would have had the power to indemnify the person against that liability.

Virginia Corporations

The Virginia Stock Corporation Act (the “VSCA”) permits a Virginia corporation to indemnify its directors and officers in connection with certain actions, suits and proceedings brought against them if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director or officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation. The VSCA further provides that a Virginia corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaws, except an indemnity against willful misconduct or a knowing violation of criminal law.

The VSCA establishes a statutory limit on liability of directors and officers of a Virginia corporation for damages assessed against them in a suit brought by the corporation or in its right or brought by or on behalf of shareholders of the corporation and authorizes it, with shareholder approval, to specify a lower monetary limit on liability in the corporation’s articles of incorporation or bylaws; the liability of a director or officer, however, shall not be limited if such director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

General

The certificates of incorporation of T-Mobile US, Inc. (“T-Mobile”) and T-Mobile USA, Inc. (“T-Mobile USA”) each provide for indemnification, to the fullest extent permitted by the DGCL, to any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of T-Mobile or T-Mobile USA, respectively, or is or was serving at the request of T-Mobile or T-Mobile USA, respectively, as a director, officer, or agent of another corporation, limited liability company, or other enterprise, against expenses (including attorneys’ fees), judgments, liabilities, losses, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding. Each of T-Mobile and T-Mobile USA applies the provisions of its certificate of incorporation to indemnification of directors and officers of its wholly-owned subsidiaries, including the co-registrants. In addition, the organizational documents governing certain of the co-registrants generally provide directors, managers and officers with similar rights to indemnification to the fullest extent permitted by law.

The certificate of incorporation of T-Mobile provides that no director is liable to T-Mobile or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

T-Mobile has entered into indemnification agreements with all of its directors and executive officers and has purchased directors’ and officers’ liability insurance. Any underwriting agreement may provide for indemnification by the underwriters of the issuer(s), any guarantors and their officers and directors for certain liabilities arising under the Securities Act or otherwise.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

1.1*	Form of Underwriting or Purchase Agreement.

2.1	Business Combination Agreement, dated as of April 29, 2018, by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corporation, Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V. and SoftBank Group Corp. (incorporated by reference to Exhibit 2.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on April 30, 2018).

2.2	Amendment No. 1, dated as of July 26, 2019, to the Business Combination Agreement, dated as of April 29, 2018, by and among and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corp., Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V., and SoftBank Group Corp. (incorporated by reference to Exhibit 2.2 to T-Mobile’s Current Report on Form 8-K filed with the SEC on July 26, 2019).

2.3	Amendment No. 2, dated as of February 20, 2020, to the Business Combination Agreement, dated as of April 29, 2018, by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corporation, Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V., and SoftBank Group Corp., as amended (incorporated by reference to Exhibit 2.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on February 20, 2020).

2.4	Asset Purchase Agreement, dated as of July 26, 2019, by and among T-Mobile US, Inc., Sprint Corporation and DISH Network Corporation (incorporated by reference to Exhibit 2.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on July 26, 2019).

2.5	First Amendment to the Asset Purchase Agreement, dated June 17, 2020, by and among T-Mobile US, Inc., Sprint Corporation and DISH Network Corporation (incorporated by reference to Exhibit 2.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on June 17, 2020 at 4:46 p.m. Eastern time).

3.1	Fifth Amended and Restated Certificate of Incorporation of T-Mobile US, Inc. (incorporated by reference to Exhibit 3.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on April 1, 2020).

3.2	Seventh Amended and Restated Bylaws of T-Mobile US, Inc. (incorporated by reference to Exhibit 3.2 to T-Mobile’s Current Report on Form 8-K filed with the SEC on April 1, 2020).

3.3	Amended and Restated Certificate of Incorporation of T-Mobile USA, Inc. (incorporated by reference to Exhibit 3.3 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.4	Amended and Restated Bylaws of T-Mobile USA, Inc. (incorporated by reference to Exhibit 3.4 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.5	Certificate of Formation of Alda Wireless Holdings, LLC, as amended (incorporated by reference to Exhibit 3.5 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.6	Limited Liability Company Agreement of Alda Wireless Holdings, LLC (incorporated by reference to Exhibit 3.6 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.7	Certificate of Formation of American Telecasting Development, LLC, as amended (incorporated by reference to Exhibit 3.7 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.8	Limited Liability Company Agreement of American Telecasting Development, LLC, as amended (incorporated by reference to Exhibit 3.8 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.9	Certificate of Formation of American Telecasting of Anchorage, LLC, as amended (incorporated by reference to Exhibit 3.9 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.10	Limited Liability Company Agreement of American Telecasting of Anchorage, LLC, as amended (incorporated by reference to Exhibit 3.10 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.11	Certificate of Formation of American Telecasting of Columbus, LLC, as amended (incorporated by reference to Exhibit 3.11 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.12	Limited Liability Company Agreement of American Telecasting of Columbus, LLC, as amended (incorporated by reference to Exhibit 3.12 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.13	Certificate of Formation of American Telecasting of Denver, LLC, as amended (incorporated by reference to Exhibit 3.13 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.14	Limited Liability Company Agreement of American Telecasting of Denver, LLC, as amended (incorporated by reference to Exhibit 3.14 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.15	Certificate of Formation of American Telecasting of Ft. Collins, LLC, as amended (incorporated by reference to Exhibit 3.15 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.16	Limited Liability Company Agreement of American Telecasting of Ft. Collins, LLC, as amended (incorporated by reference to Exhibit 3.16 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.17	Certificate of Formation of American Telecasting of Fort Myers, LLC, as amended (incorporated by reference to Exhibit 3.17 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.18	Limited Liability Company Agreement of American Telecasting of Fort Myers, LLC, as amended (incorporated by reference to Exhibit 3.18 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.19	Certificate of Formation of American Telecasting of Green Bay, LLC, as amended (incorporated by reference to Exhibit 3.19 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.20	Limited Liability Company Agreement of American Telecasting of Green Bay, LLC, as amended (incorporated by reference to Exhibit 3.20 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.21	Certificate of Formation of American Telecasting of Lansing, LLC, as amended (incorporated by reference to Exhibit 3.21 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.22	Limited Liability Company Agreement of American Telecasting of Lansing, LLC, as amended (incorporated by reference to Exhibit 3.22 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.23	Certificate of Formation of American Telecasting of Lincoln, LLC, as amended (incorporated by reference to Exhibit 3.23 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.24	Limited Liability Company Agreement of American Telecasting of Lincoln, LLC, as amended (incorporated by reference to Exhibit 3.24 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.25	Certificate of Formation of American Telecasting of Little Rock, LLC, as amended (incorporated by reference to Exhibit 3.25 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.26	Limited Liability Company Agreement of American Telecasting of Little Rock, LLC, as amended (incorporated by reference to Exhibit 3.26 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.27	Certificate of Formation of American Telecasting of Louisville, LLC, as amended (incorporated by reference to Exhibit 3.27 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.28	Limited Liability Company Agreement of American Telecasting of Louisville, LLC, as amended (incorporated by reference to Exhibit 3.28 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.29	Certificate of Formation of American Telecasting of Medford, LLC, as amended (incorporated by reference to Exhibit 3.29 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.30	Limited Liability Company Agreement of American Telecasting of Medford, LLC, as amended (incorporated by reference to Exhibit 3.30 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.31	Certificate of Formation of American Telecasting of Michiana, LLC, as amended (incorporated by reference to Exhibit 3.31 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.32	Limited Liability Company Agreement of American Telecasting of Michiana, LLC, as amended (incorporated by reference to Exhibit 3.32 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.33	Certificate of Formation of American Telecasting of Monterey, LLC, as amended (incorporated by reference to Exhibit 3.33 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.34	Limited Liability Company Agreement of American Telecasting of Monterey, LLC, as amended (incorporated by reference to Exhibit 3.34 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.35	Certificate of Formation of American Telecasting of Redding, LLC, as amended (incorporated by reference to Exhibit 3.35 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.36	Limited Liability Company Agreement of American Telecasting of Redding, LLC, as amended (incorporated by reference to Exhibit 3.36 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.37	Certificate of Formation of American Telecasting of Santa Barbara, LLC, as amended (incorporated by reference to Exhibit 3.37 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.38	Limited Liability Company Agreement of American Telecasting of Santa Barbara, LLC, as amended (incorporated by reference to Exhibit 3.38 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.39	Certificate of Formation of American Telecasting of Seattle, LLC, as amended (incorporated by reference to Exhibit 3.39 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.40	Limited Liability Company Agreement of American Telecasting of Seattle, LLC, as amended (incorporated by reference to Exhibit 3.40 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.41	Certificate of Formation of American Telecasting of Sheridan, LLC, as amended (incorporated by reference to Exhibit 3.41 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.42	Limited Liability Company Agreement of American Telecasting of Sheridan, LLC, as amended (incorporated by reference to Exhibit 3.42 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.43	Certificate of Formation of American Telecasting of Yuba City, LLC, as amended (incorporated by reference to Exhibit 3.43 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.44	Limited Liability Company Agreement of American Telecasting of Yuba City, LLC, as amended (incorporated by reference to Exhibit 3.44 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.45	Certificate of Formation of APC Realty and Equipment Company, LLC, as amended (incorporated by reference to Exhibit 3.45 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.46	Limited Liability Company Agreement of APC Realty and Equipment Company, LLC (incorporated by reference to Exhibit 3.46 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

4.47	Certificate of Formation of Assurance Wireless of South Carolina, LLC (incorporated by reference to Exhibit 3.47 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.48	Operating Agreement of Assurance Wireless of South Carolina, LLC (incorporated by reference to Exhibit 3.48 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.49	Amended and Restated Certificate of Limited Partnership of Assurance Wireless USA, L.P. (incorporated by reference to Exhibit 3.49 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.50	Limited Partnership Agreement of Assurance Wireless USA, L.P. (f/k/a Virgin Mobile USA, L.P.) (incorporated by reference to Exhibit 3.50 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.51	Certificate of Formation of ATI Sub, LLC (incorporated by reference to Exhibit 3.51 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.52	Limited Liability Company Agreement of ATI Sub, LLC, as amended (incorporated by reference to Exhibit 3.52 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.53	Certificate of Formation of Broadcast Cable, LLC, as amended (incorporated by reference to Exhibit 3.55 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.54	Limited Liability Company Agreement of Broadcast Cable, LLC, as amended (incorporated by reference to Exhibit 3.56 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.55	Articles of Organization of Clear Wireless LLC, as amended (incorporated by reference to Exhibit 3.57 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.56	Limited Liability Company Agreement of Clear Wireless LLC (incorporated by reference to Exhibit 3.58 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.57†	Amendment to the Limited Liability Company Agreement of Clear Wireless LLC.

3.58	Certificate of Formation of Clearwire Communications LLC, as amended (incorporated by reference to Exhibit 3.59 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.59	Second Amended and Restated Agreement of Clearwire Communications LLC (incorporated by reference to Exhibit 3.60 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.60	Articles of Organization of Clearwire Hawaii Partners Spectrum, LLC (incorporated by reference to Exhibit 3.61 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.61	Limited Liability Company Agreement of Clearwire Hawaii Partners Spectrum, LLC (incorporated by reference to Exhibit 3.62 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.62†	Amendment to the Limited Liability Company Agreement of Clearwire Hawaii Partners Spectrum, LLC.

3.63	Articles of Organization of Clearwire IP Holdings LLC (incorporated by reference to Exhibit 3.63 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.64	Limited Liability Company Agreement of Clearwire IP Holdings LLC (incorporated by reference to Exhibit 3.64 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.65	Certificate of Formation of Clearwire Legacy LLC, as amended (incorporated by reference to Exhibit 3.65 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.66	Limited Liability Company Agreement of Clearwire Legacy LLC (f/k/a Clearwire MergerSub LLC) (incorporated by reference to Exhibit 3.66 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.67	Articles of Organization of Clearwire Spectrum Holdings II LLC, as amended (incorporated by reference to Exhibit 3.67 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.68	Limited Liability Company Agreement of Clearwire Spectrum Holdings II LLC (incorporated by reference to Exhibit 3.68 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.69†	Amendment to the Limited Liability Company Agreement of Clearwire Spectrum Holdings II LLC.

3.70	Articles of Organization of Clearwire Spectrum Holdings III LLC, as amended (incorporated by reference to Exhibit 3.69 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.71	Limited Liability Company Agreement of Clearwire Spectrum Holdings III LLC (incorporated by reference to Exhibit 3.70 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.72	Articles of Organization of Clearwire Spectrum Holdings LLC (incorporated by reference to Exhibit 3.71 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.73	Limited Liability Company Agreement of Clearwire Spectrum Holdings LLC (incorporated by reference to Exhibit 3.72 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.74†	Amendment to the Limited Liability Company Agreement of Clearwire Spectrum Holdings LLC.

3.75	Certificate of Formation of Clearwire XOHM LLC, as amended (incorporated by reference to Exhibit 3.73 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.76	Limited Liability Company Agreement of Clearwire XOHM LLC (f/k/a SX Sub, LLC) (incorporated by reference to Exhibit 3.74 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.77	Certificate of Formation of Fixed Wireless Holdings, LLC, as amended (incorporated by reference to Exhibit 3.75 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.78	Limited Liability Company Agreement of Fixed Wireless Holdings, LLC (incorporated by reference to Exhibit 3.76 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.79	Certificate of Formation of Fresno MMDS Associates, LLC, as amended (incorporated by reference to Exhibit 3.77 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.80	Limited Liability Company Agreement of Fresno MMDS Associates, LLC, as amended (incorporated by reference to Exhibit 3.78 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.81	Certificate of Formation of IBSV LLC (incorporated by reference to Exhibit 3.5 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.82	Limited Liability Company Certificate of Amendment of IBSV LLC (incorporated by reference to Exhibit 3.81 to T-Mobile’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3, filed on September 3, 2014).

3.83	Limited Liability Company Agreement of IBSV LLC (f/k/a GSV LLC) (incorporated by reference to Exhibit 3.6 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.84	Certificate of Formation of Kennewick Licensing, LLC, as amended (incorporated by reference to Exhibit 3.84 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.85	Amended and Restated Limited Liability Company Agreement of Kennewick Licensing, LLC, as amended (incorporated by reference to Exhibit 3.85 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.86	Certificate of Formation of L3TV Chicagoland Cable System, LLC (incorporated by reference to Exhibit 3.86 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.87	Limited Liability Company Agreement of L3TV Chicagoland Cable System, LLC (incorporated by reference to Exhibit 3.87 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.88	Certificate of Formation of L3TV Colorado Cable System, LLC, as amended (incorporated by reference to Exhibit 3.88 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.89	Limited Liability Company Agreement of L3TV Colorado Cable System, LLC (incorporated by reference to Exhibit 3.89 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.90	Certificate of Formation of L3TV Dallas Cable System, LLC (incorporated by reference to Exhibit 3.90 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.91	Limited Liability Company Agreement of L3TV Dallas Cable System, LLC (incorporated by reference to Exhibit 3.91 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.92	Certificate of Formation of L3TV DC Cable System, LLC (incorporated by reference to Exhibit 3.92 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.93	Limited Liability Company Agreement of L3TV DC Cable System, LLC (incorporated by reference to Exhibit 3.93 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.94	Certificate of Formation of L3TV Detroit Cable System, LLC (incorporated by reference to Exhibit 3.94 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.95	Limited Liability Company Agreement of L3TV Detroit Cable System, LLC (incorporated by reference to Exhibit 3.95 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.96	Certificate of Formation of L3TV Los Angeles Cable System, LLC (incorporated by reference to Exhibit 3.96 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.97	Limited Liability Company Agreement of L3TV Los Angeles Cable System, LLC (incorporated by reference to Exhibit 3.97 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.98	Certificate of Formation of L3TV Minneapolis Cable System, LLC (incorporated by reference to Exhibit 3.98 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.99	Limited Liability Company Agreement of L3TV Minneapolis Cable System, LLC (incorporated by reference to Exhibit 3.99 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.100	Certificate of Formation of L3TV New York Cable System, LLC (incorporated by reference to Exhibit 3.100 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.101	Limited Liability Company Agreement of L3TV New York Cable System, LLC (incorporated by reference to Exhibit 3.101 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.102	Certificate of Formation of L3TV Philadelphia Cable System, LLC (incorporated by reference to Exhibit 3.102 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.103	Limited Liability Company Agreement of L3TV Philadelphia Cable System, LLC (incorporated by reference to Exhibit 3.103 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.104	Certificate of Formation of L3TV San Francisco Cable System, LLC (incorporated by reference to Exhibit 3.104 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.105	Limited Liability Company Agreement of L3TV San Francisco Cable System, LLC (incorporated by reference to Exhibit 3.105 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.106	Certificate of Formation of L3TV Seattle Cable System, LLC (incorporated by reference to Exhibit 3.106 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.107	Limited Liability Company Agreement of L3TV Seattle Cable System, LLC (incorporated by reference to Exhibit 3.107 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.108†	Certificate of Formation of Layer3 TV, LLC.

3.109†	Limited Liability Company Agreement of Layer3 TV, LLC.

3.110	Certificate of Formation of MetroPCS California, LLC, as amended (incorporated by reference to Exhibit 3.55 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.111	Amended and Restated Limited Liability Company Agreement of MetroPCS California, LLC (incorporated by reference to Exhibit 3.56 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.112	Certificate of Formation of MetroPCS Florida, LLC (incorporated by reference to Exhibit 3.57 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.113	Amended and Restated Limited Liability Company Agreement of MetroPCS Florida, LLC (incorporated by reference to Exhibit 3.58 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.114	Certificate of Formation of MetroPCS Georgia, LLC (incorporated by reference to Exhibit 3.59 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.115	Amended and Restated Limited Liability Company Agreement of MetroPCS Georgia, LLC (incorporated by reference to Exhibit 3.60 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.116	Certificate of Formation of MetroPCS Massachusetts, LLC (incorporated by reference to Exhibit 3.61 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.117	Amended and Restated Limited Liability Company Agreement of MetroPCS Massachusetts, LLC (incorporated by reference to Exhibit 3.62 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.118	Certificate of Formation of MetroPCS Michigan, LLC (incorporated by reference to Exhibit 3.63 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.119	Limited Liability Company Agreement of MetroPCS Michigan, LLC (incorporated by reference to Exhibit 3.64 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.120	Certificate of Formation of MetroPCS Nevada, LLC (incorporated by reference to Exhibit 3.65 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.121	Amended and Restated Limited Liability Company Agreement of MetroPCS Nevada, LLC (incorporated by reference to Exhibit 3.66 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.122	Certificate of Formation of MetroPCS New York, LLC (incorporated by reference to Exhibit 3.67 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.123	Amended and Restated Limited Liability Company Agreement of MetroPCS New York, LLC (incorporated by reference to Exhibit 3.68 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.124	Certificate of Formation of MetroPCS Pennsylvania, LLC (incorporated by reference to Exhibit 3.69 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.125	Amended and Restated Limited Liability Company Agreement of MetroPCS Pennsylvania, LLC (incorporated by reference to Exhibit 3.70 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.126	Certificate of Formation of MetroPCS Texas, LLC (incorporated by reference to Exhibit 3.71 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.127	Second Amended and Restated Limited Liability Company Agreement of MetroPCS Texas, LLC (incorporated by reference to Exhibit 3.72 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.128	Certificate of Formation of MetroPCS Networks California, LLC, as amended (incorporated by reference to Exhibit 3.75 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.129	Amended and Restated Limited Liability Company Agreement of MetroPCS Networks California, LLC (incorporated by reference to Exhibit 3.76 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.130	Certificate of Formation of MetroPCS Networks Florida, LLC, as amended (incorporated by reference to Exhibit 3.77 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.131	Amended and Restated Limited Liability Company Agreement of MetroPCS Networks Florida, LLC (incorporated by reference to Exhibit 3.78 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.132	Certificate of Formation of MinorCo, LLC (incorporated by reference to Exhibit 3.132 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.133	Operating Agreement of MinorCo, LLC (incorporated by reference to Exhibit 3.133 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.134	Certificate of Incorporation of Nextel Communications of the Mid-Atlantic, Inc., as amended (incorporated by reference to Exhibit 3.134 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.135	By-Laws of Nextel Communications of the Mid-Atlantic, Inc (incorporated by reference to Exhibit 3.135 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.136	Restated Certificate of Incorporation of Nextel of New York, Inc. (incorporated by reference to Exhibit 3.136 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.137	Bylaws of Nextel of New York, Inc. (f/k/a Smart SMR of New York, Inc.) (incorporated by reference to Exhibit 3.137 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.138	Certificate of Formation of Nextel Retail Stores, LLC (incorporated by reference to Exhibit 3.138 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.139	Limited Liability Company Agreement of Nextel Retail Stores, LLC (incorporated by reference to Exhibit 3.139 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.140	Amended and Restated Certificate of Incorporation of Nextel South Corp., as amended (incorporated by reference to Exhibit 3.140 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.141	By-Laws of Nextel South Corp. (f/k/a Dial Call, Inc.) (incorporated by reference to Exhibit 3.141 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.142	Certificate of Formation of Nextel Systems, LLC (incorporated by reference to Exhibit 3.142 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.143	Operating Agreement of Nextel Systems, LLC (incorporated by reference to Exhibit 3.143 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.144	Certificate of Incorporation of Nextel West Corp., as amended (incorporated by reference to Exhibit 3.144 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.145	Amended and Restated Bylaws of Nextel West Corp. (incorporated by reference to Exhibit 3.145 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.146	Certificate of Formation of NSAC, LLC, as amended (incorporated by reference to Exhibit 3.146 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.147	Amended and Restated Limited Liability Company Agreement of NSAC, LLC, as amended (incorporated by reference to Exhibit 3.147 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.148	Certificate of Formation of PCTV Gold II, LLC (incorporated by reference to Exhibit 3.148 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.149	Amended and Restated Limited Liability Company Agreement of PCTV Gold II, LLC, as amended (incorporated by reference to Exhibit 3.149 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.150	Certificate of Formation of PCTV Sub, LLC, as amended (incorporated by reference to Exhibit 3.150 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.151	Limited Liability Company Agreement of PCTV Sub, LLC, as amended (incorporated by reference to Exhibit 3.151 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.152	Certificate of Formation of People’s Choice TV of Houston, LLC (incorporated by reference to Exhibit 3.152 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.153	Limited Liability Company Agreement of People’s Choice TV of Houston, LLC, as amended (incorporated by reference to Exhibit 3.153 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.154	Certificate of Formation of People’s Choice TV of St. Louis, LLC (incorporated by reference to Exhibit 3.154 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.155	Limited Liability Company Agreement of People’s Choice TV of St. Louis, LLC, as amended (incorporated by reference to Exhibit 3.155 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.156	Certificate of Formation of PRWireless PR, LLC (incorporated by reference to Exhibit 3.156 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.157	Limited Liability Company Agreement of PRWireless PR, LLC (incorporated by reference to Exhibit 3.157 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.158	Second Amended and Restated Certificate of Incorporation of PushSpring, Inc. (incorporated by reference to Exhibit 3.158 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.159	Amended and Restated Bylaws of PushSpring, Inc. (incorporated by reference to Exhibit 3.159 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020)

3.160	Certificate of Formation of SFE 1, LLC (incorporated by reference to Exhibit 3.160 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.161	Second Amended and Restated Limited Liability Company Agreement of SFE 1, LLC (incorporated by reference to Exhibit 3.161 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.162	Articles of Incorporation of SIHI New Zealand Holdco, Inc., as amended (incorporated by reference to Exhibit 3.164 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.163	Bylaws of SIHI New Zealand Holdco, Inc. (incorporated by reference to Exhibit 3.165 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.164	Certificate of Formation of SpeedChoice of Detroit, LLC (incorporated by reference to Exhibit 3.168 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.165	Limited Liability Company Agreement of SpeedChoice of Detroit, LLC, as amended (incorporated by reference to Exhibit 3.169 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.166	Certificate of Formation of SpeedChoice of Phoenix, LLC (incorporated by reference to Exhibit 3.170 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.167	Limited Liability Company Agreement of SpeedChoice of Phoenix, LLC, as amended (incorporated by reference to Exhibit 3.171 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.168	Certificate of Formation of Sprint (Bay Area), LLC (incorporated by reference to Exhibit 3.172 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.169	Limited Liability Company Agreement of Sprint (Bay Area), LLC, as amended (incorporated by reference to Exhibit 3.173 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.170	Certificate of Incorporation of Sprint Capital Corporation, as amended (incorporated by reference to Exhibit 3.174 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.171	Bylaws of Sprint Capital Corporation (incorporated by reference to Exhibit 3.175 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.172	Amended and Restated Articles of Incorporation of Sprint Communications, Inc., as amended (incorporated by reference to Exhibit 3.176 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.173	Amended and Restated Bylaws of Sprint Communications, Inc. (incorporated by reference to Exhibit 3.177 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.174†	Certificate of Limited Partnership of Sprint Communications Company L.P., as amended.

3.175	Amended and Restated Agreement of Limited Partnership of Sprint Communications Company L.P. (f/k/a US Sprint Communications Company Limited Partnership) (incorporated by reference to Exhibit 3.179 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.176	Articles of Incorporation of Sprint Communications Company of New Hampshire, Inc., as amended (incorporated by reference to Exhibit 3.180 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.177	Bylaws of Sprint Communications Company of New Hampshire, Inc. (f/k/a US Sprint Communications Company of New Hampshire, Inc.), as amended (incorporated by reference to Exhibit 3.181 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.178†	Articles of Incorporation of Sprint Communications Company of Virginia, Inc., as amended.

3.179	Bylaws of Sprint Communications Company of Virginia, Inc. (f/k/a U.S. Telephone of Virginia, Inc.), as amended (incorporated by reference to Exhibit 3.183 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.180	Amended and Restated Certificate of Incorporation of Sprint Corporation, a Delaware corporation (incorporated by reference to Exhibit 3.186 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.181	Amended and Restated Bylaws of Sprint Corporation, a Delaware corporation (incorporated by reference to Exhibit 3.187 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.182	Articles of Incorporation of Sprint eBusiness, Inc., as amended (incorporated by reference to Exhibit 3.192 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.183	Bylaws of Sprint eBusiness, Inc. (incorporated by reference to Exhibit 3.193 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.184	Articles of Incorporation of Sprint Enterprise Network Services, Inc. (incorporated by reference to Exhibit 3.196 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.185	Bylaws of Sprint Enterprise Network Services, Inc. (f/k/a Pen Enterprises, Inc.) (incorporated by reference to Exhibit 3.197 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.186	Articles of Incorporation of Sprint eWireless, Inc., as amended (incorporated by reference to Exhibit 3.198 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.187	Bylaws of Sprint eWireless, Inc. (incorporated by reference to Exhibit 3.199 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.188	Restated Certificate of Incorporation of Sprint International Communications Corporation, as amended (incorporated by reference to Exhibit 3.200 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.189	Bylaws of Sprint International Communications Corporation (f/k/a Telenet Communications Corporation), as amended (incorporated by reference to Exhibit 3.201 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.190	Articles of Incorporation of Sprint International Holding, Inc., as amended (incorporated by reference to Exhibit 3.202 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.191	Bylaws of Sprint International Holding, Inc. (incorporated by reference to Exhibit 3.203 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.192	Certificate of Incorporation of Sprint International Incorporated, as amended (incorporated by reference to Exhibit 3.204 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.193	Bylaws of Sprint International Incorporated (f/k/a GTE Communications Network Systems Incorporated) (incorporated by reference to Exhibit 3.205 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.194	Certificate of Formation of Sprint International Network Company LLC (incorporated by reference to Exhibit 3.206 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.195	Operating Agreement of Sprint International Network Company LLC (incorporated by reference to Exhibit 3.207 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.196	Amended and Restated Certificate of Formation of Sprint PCS Assets, L.L.C. (incorporated by reference to Exhibit 3.208 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.197	Operating Agreement of Sprint PCS Assets, L.L.C. (f/k/a Cox PCS Assets, L.L.C.) (incorporated by reference to Exhibit 3.209 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.198	Certificate of Incorporation of Sprint Solutions, Inc. (incorporated by reference to Exhibit 3.210 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.199	Bylaws of Sprint Solutions, Inc. (incorporated by reference to Exhibit 3.211 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.200	Certificate of Formation of Sprint Spectrum Holding Company, LLC (incorporated by reference to Exhibit 3.212 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.201	Operating Agreement of Sprint Spectrum Holding Company, LLC, as amended (incorporated by reference to Exhibit 3.213 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.202	Certificate of Limited Partnership of Sprint Spectrum L.P., as amended (incorporated by reference to Exhibit 3.214 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.203	Agreement of Limited Partnership of Sprint Spectrum L.P. (f/k/a MajorCo Sub, L.P.), as amended (incorporated by reference to Exhibit 3.215 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.204	Certificate of Formation of Sprint Spectrum Realty Company, LLC (incorporated by reference to Exhibit 3.216 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.205	Operating Agreement of Sprint Spectrum Realty Company, LLC (incorporated by reference to Exhibit 3.217 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.206	Articles of Incorporation of Sprint/United Management Company, as amended (incorporated by reference to Exhibit 3.218 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.207	Amended and Restated Bylaws of Sprint/United Management Company (incorporated by reference to Exhibit 3.219 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.208	Articles of Incorporation of SprintCom, Inc., as amended (incorporated by reference to Exhibit 3.220 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.209	Bylaws of SprintCom, Inc. (incorporated by reference to Exhibit 3.221 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.210	Certificate of Formation of T-Mobile Central LLC, as amended (incorporated by reference to Exhibit 3.25 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.211	Limited Liability Company Agreement of T-Mobile Central LLC (incorporated by reference to Exhibit 3.26 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.212	Certificate of Formation of T-Mobile Financial LLC (incorporated by reference to Exhibit 3.79 to T-Mobile’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3, filed on September 3, 2014).

3.213	Limited Liability Company Agreement of T-Mobile Financial LLC (incorporated by reference to Exhibit 3.80 to T-Mobile’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3, filed on September 3, 2014).

3.214†	Certificate of Formation of T-Mobile Innovations LLC.

3.215†	Limited Liability Company Agreement of T-Mobile Innovations LLC.

3.216	Certificate of Formation of T-Mobile Leasing LLC (incorporated by reference to Exhibit 3.82 to T-Mobile’s Post-Effective Amendment No. 2 to Registration Statement on Form S-3, filed on November 2, 2015).

3.217	Limited Liability Company Agreement of T-Mobile Leasing LLC (incorporated by reference to Exhibit 3.83 to T-Mobile’s Post-Effective Amendment No. 2 to Registration Statement on Form S-3, filed on November 2, 2015).

3.218	Certificate of Formation of T-Mobile License LLC (incorporated by reference to Exhibit 3.27 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.219	Limited Liability Company Agreement of T-Mobile License LLC (incorporated by reference to Exhibit 3.28 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.220	Certificate of Formation of T-Mobile Northeast LLC (incorporated by reference to Exhibit 3.29 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.221	Limited Liability Company Agreement of T-Mobile Northeast LLC (incorporated by reference to Exhibit 3.30 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.222	Certificate of Formation of T-Mobile PCS Holdings LLC, as amended (incorporated by reference to Exhibit 3.31 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.223	Limited Liability Company Agreement of T-Mobile PCS Holdings LLC (incorporated by reference to Exhibit 3.32 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.224	Certificate of Formation of T-Mobile Puerto Rico Holdings LLC, as amended (incorporated by reference to Exhibit 3.33 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.225	Limited Liability Company Agreement of T-Mobile Puerto Rico Holdings LLC (incorporated by reference to Exhibit 3.34 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.226	Certificate of Formation of T-Mobile Puerto Rico LLC, as amended (incorporated by reference to Exhibit 3.35 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.227	Amended and Restated Limited Liability Company Agreement of T-Mobile Puerto Rico LLC (incorporated by reference to Exhibit 3.36 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.228†	Certificate of Formation of T-Mobile Resources LLC.

3.229†	Limited Liability Company Agreement of T-Mobile Resources LLC.

3.230	Certificate of Formation of T-Mobile South LLC (incorporated by reference to Exhibit 3.39 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.231	Limited Liability Company Agreement of T-Mobile South LLC (incorporated by reference to Exhibit 3.40 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.232	Certificate of Formation of T-Mobile West LLC (incorporated by reference to Exhibit 3.43 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.233	Limited Liability Company Agreement of T-Mobile West LLC (incorporated by reference to Exhibit 3.44 to T-Mobile’s Registration Statement on Form S-4, filed on December 13, 2013).

3.234	Certificate of Formation of TDI Acquisition Sub, LLC (incorporated by reference to Exhibit 3.248 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.235	Limited Liability Company Agreement of TDI Acquisition Sub, LLC, as amended (incorporated by reference to Exhibit 3.249 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.236	Certificate of Incorporation of Theory Mobile, Inc., as amended (incorporated by reference to Exhibit 3.250 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.237	Bylaws of Theory Mobile, Inc. (incorporated by reference to Exhibit 3.251 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.238	Certificate of Formation of T-Mobile International LLC (f/k/a T-Mobile Subsidiary IV LLC) (incorporated by reference to Exhibit 3.244 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.239†	Certificate of Amendment of TMUS International LLC.

3.240†	Amended and Restated Limited Liability Company Agreement of TMUS International LLC.

3.241	Certificate of Formation of Transworld Telecom II, LLC (incorporated by reference to Exhibit 3.252 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.242	Limited Liability Company Agreement of Transworld Telecom II, LLC, as amended (incorporated by reference to Exhibit 3.253 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.243†	Certificate of Formation of TVN Ventures LLC.

3.244†	Limited Liability Company Agreement of TVN Ventures LLC.

3.245	Articles of Incorporation of USST of Texas, Inc., as amended (incorporated by reference to Exhibit 3.256 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.246	Bylaws of USST of Texas, Inc. (incorporated by reference to Exhibit 3.257 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.247	Articles of Organization of Utelcom LLC (incorporated by reference to Exhibit 3.258 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.248	Operating Agreement of Utelcom LLC, as amended (incorporated by reference to Exhibit 3.259 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.249	Certificate of Formation of VMU GP, LLC, as amended (incorporated by reference to Exhibit 3.262 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.250	Amended and Restated Limited Liability Company Agreement of VMU GP, LLC (incorporated by reference to Exhibit 3.263 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.251	Certificate of Formation of WBS of America, LLC (incorporated by reference to Exhibit 3.264 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.252	Limited Liability Company Agreement of WBS of America, LLC, as amended (incorporated by reference to Exhibit 3.265 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.253	Certificate of Formation of WBS of Sacramento, LLC (incorporated by reference to Exhibit 3.266 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.254	Limited Liability Company Agreement of WBS of Sacramento, LLC, as amended (incorporated by reference to Exhibit 3.267 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.255	Certificate of Formation of WBSY Licensing, LLC (incorporated by reference to Exhibit 3.268 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.256	Limited Liability Company Agreement of WBSY Licensing, LLC, as amended (incorporated by reference to Exhibit 3.269 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.257	Certificate of Formation of WCOF, LLC (incorporated by reference to Exhibit 3.270 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.258	Amended and Restated Limited Liability Company Agreement of WCOF, LLC, as amended (incorporated by reference to Exhibit 3.271 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.259	Certificate of Formation of Wireless Broadband Services of America, L.L.C. (incorporated by reference to Exhibit 3.272 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.260	Amended and Restated Limited Liability Company Agreement of Wireless Broadband Services of America, L.L.C., as amended (incorporated by reference to Exhibit 3.273 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.261	Certificate of Incorporation of Wireline Leasing Co., Inc. (incorporated by reference to Exhibit 3.274 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.262	Bylaws of Wireline Leasing Co., Inc. (incorporated by reference to Exhibit 3.275 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.263	Certificate of Amendment to Certificate of Formation of IBSV LLC (incorporated by reference to Exhibit 3.276 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.264	Certificate of Merger Merging MetroPCS Finance California, LLC with and into MetroPCS California, LLC (incorporated by reference to Exhibit 3.277 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.265	Certificate of Merger of PCS81, LLC and MetroPCS Georgia, LLC (incorporated by reference to Exhibit 3.278 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.266	Certificate of Merger Merging MetroPCS Finance Massachusetts, LLC with and into MetroPCS Massachusetts, LLC (incorporated by reference to Exhibit 3.279 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.267	Certificate of Merger Merging Royal Street BTA 262, LLC with and into MetroPCS Networks California, LLC (incorporated by reference to Exhibit 3.280 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.268	Certificates of Merger of MetroPCS Networks Florida, LLC (incorporated by reference to Exhibit 3.281 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.269	Certificate of Merger Merging MetroPCS Finance New York, LLC with and into MetroPCS New York, LLC (incorporated by reference to Exhibit 3.282 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.270	Certificate of Merger Merging MetroPCS Finance Pennsylvania, LLC with and into MetroPCS Pennsylvania, LLC (incorporated by reference to Exhibit 3.283 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.271	Certificate of Merger Merging MetroPCS Finance Texas, LLC with and into MetroPCS Texas, LLC (incorporated by reference to Exhibit 3.284 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.272	Certificates of Merger of T-Mobile Central LLC (incorporated by reference to Exhibit 3.285 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.273	Certificates of Merger of T-Mobile License LLC (incorporated by reference to Exhibit 3.286 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.274	Certificates of Merger of T-Mobile Northeast LLC (incorporated by reference to Exhibit 3.287 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.275	Certificate of Merger of T-Mobile Puerto Rico LLC (incorporated by reference to Exhibit 3.288 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.276	Certificates of Merger of T-Mobile South LLC (incorporated by reference to Exhibit 3.289 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

3.277	Certificate of Merger of T-Mobile USA, Inc. (incorporated by reference to Exhibit 3.290 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

4.1	Indenture, dated as of April 28, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on May 2, 2013).

4.2	Eleventh Supplemental Indenture, dated as of May 1, 2013, among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.12 to T-Mobile’s Current Report on Form 8-K filed with the SEC on May 2, 2013).

4.3	Sixteenth Supplemental Indenture, dated as of August 11, 2014, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.3 to T-Mobile’s Quarterly Report on Form 10-Q filed with the SEC on October 28, 2014).

4.4	Nineteenth Supplemental Indenture, dated as of September 28, 2015, by and among T-Mobile USA, Inc., T-Mobile Leasing LLC, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.3 to T-Mobile’s Quarterly Report on Form 10-Q filed with the SEC on October 27, 2015).

4.5	Twenty-Sixth Supplemental Indenture, dated as of April 27, 2017, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 4.000% Senior Note due 2022-1 (incorporated by reference to Exhibit 4.1 to T-Mobile’s Current Report on Form 8-K, filed on April 28, 2017).

4.6	Twenty-Eighth Supplemental Indenture, dated as of April 28, 2017, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.375% Senior Note due 2027-1 (incorporated by reference to Exhibit 4.3 to T-Mobile’s Current Report on Form 8-K, filed on April 28, 2017).

4.7	Thirty-Fourth Supplemental Indenture, dated as of April 26, 2018, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.5 to T-Mobile’s Quarterly Report on Form 10-Q, filed with the SEC on May 1, 2018).

4.8	Thirty-Fifth Supplemental Indenture, dated as of April 30, 2018, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 4.500% Senior Note due 2026-1 (incorporated by reference to Exhibit 4.1 to T-Mobile’s Current Report on Form 8-K, filed on May 4, 2018).

4.9	Thirty-Sixth Supplemental Indenture, dated as of April 30, 2018, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 4.750% Senior Note due 2028-1 (incorporated by reference to Exhibit 4.2 to T-Mobile’s Current Report on Form 8-K, filed on May 4, 2018).

4.10	Thirty-Seventh Supplemental Indenture, dated as of May 20, 2018, by and among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on May 21, 2018).

4.11	Thirty-Eighth Supplemental Indenture, dated as of December 20, 2018, by and among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on December 21, 2018).

4.12	Fortieth Supplemental Indenture, dated as of September 27, 2019, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to T-Mobile’s Quarterly Report on Form 10-Q filed with the SEC on October 28, 2019).

4.13	Forty-First Supplemental Indenture, dated as of April 1, 2020, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.12 to T-Mobile’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2020).

4.14	Forty-Second Supplemental Indenture, dated as of May 7, 2020, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.13 to Amendment No. 1 to T-Mobile’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2020).

4.15†	Forty-Ninth Supplemental Indenture, dated as of March 30, 2021, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

4.16	Indenture, dated as of April 9, 2020, by and among T-Mobile USA, Inc., T-Mobile US, Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on April 13, 2020).

4.17	Sixth Supplemental Indenture, dated as of May 7, 2020, by and among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.7 to Amendment No. 1 to T-Mobile’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2020).

4.18†	Eighteenth Supplemental Indenture, dated as of March 30, 2021, by and among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

5.1†	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

22.1†	List of Guarantor Subsidiaries and Issuers of Guaranteed Securities and Affiliates Whose Securities Collateralize Securities of the Registrant.

23.1†	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

23.2†	Consent of PricewaterhouseCoopers LLP.

23.3†	Consent of Deloitte & Touche LLP.

24.1†	Powers of Attorney (included on the signature pages hereof).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee under the Indenture, dated as of April 28, 2013 (incorporated by reference to Exhibit 3.5 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee under the Indenture, dated as of April 9, 2020 (incorporated by reference to Exhibit 3.5 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on September 28, 2020).

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.
†	Filed herewith.

The registrant agrees to furnish to the Securities and Exchange Commission upon request a copy of any long-term debt instruments that have been omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

T-MOBILE US, INC.

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer) and Director	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

Signature	Title	Date

/s/ Timotheus Höttges	Chairman of the Board of Directors	March 30, 2021
Timotheus Höttges

/s/ Marcelo Claure	Director	March 30, 2021
Marcelo Claure

/s/ Srikant M. Datar	Director	March 30, 2021
Srikant M. Datar

/s/ Lawrence H. Guffey	Director	March 30, 2021
Lawrence H. Guffey

/s/ Christian P. Illek	Director	March 30, 2021
Christian P. Illek

/s/ Stephen R. Kappes	Director	March 30, 2021
Stephen R. Kappes

/s/ Raphael Kübler	Director	March 30, 2021
Raphael Kübler

/s/ Thorsten Langheim	Director	March 30, 2021
Thorsten Langheim

/s/ Teresa A. Taylor	Director	March 30, 2021
Teresa A. Taylor

/s/ Kelvin R. Westbrook	Director	March 30, 2021
Kelvin R. Westbrook

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and David A. Miller, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dominique Leroy	Director	March 30, 2021
Dominique Leroy

/s/ Omar Tazi	Director	March 30, 2021
Omar Tazi

/s/ Michael Wilkens	Director	March 30, 2021
Michael Wilkens

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

T-MOBILE USA, INC.

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Director	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

/s/ David A. Miller	Director	March 30, 2021
David A. Miller

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

Assurance Wireless of South Carolina, LLC

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

*	President and Chief Executive Officer of Assurance Wireless USA, L.P., the Registrant’s	March 30, 2021
G. Michael Sievert	Member

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

AMERICAN TELECASTING DEVELOPMENT, LLC
ATI SUB, LLC
CLEARWIRE LEGACY LLC
CLEARWIRE SPECTRUM HOLDINGS III LLC
NSAC, LLC
TDI ACQUISITION SUB, LLC

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

*	President and Chief Executive Officer of Clearwire Communications LLC, the	March 30, 2021
G. Michael Sievert	Registrant’s Member

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

CLEARWIRE SPECTRUM HOLDINGS II LLC
CLEARWIRE SPECTRUM HOLDINGS LLC
FIXED WIRELESS HOLDINGS, LLC

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

*	President and Chief Executive Officer of Clearwire Legacy LLC, the Registrant’s Member	March 30, 2021
G. Michael Sievert

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

BROADCAST CABLE, LLC
KENNEWICK LICENSING, LLC
WBSY LICENSING, LLC

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

*	President and Chief Executive Officer of Clearwire XOHM LLC, the Registrant’s Manager	March 30, 2021
G. Michael Sievert

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

ALDA WIRELESS HOLDINGS, LLC
AMERICAN TELECASTING OF COLUMBUS, LLC
AMERICAN TELECASTING OF DENVER, LLC
AMERICAN TELECASTING OF FORT MYERS, LLC
AMERICAN TELECASTING OF FT. COLLINS, LLC
AMERICAN TELECASTING OF GREEN BAY, LLC
AMERICAN TELECASTING OF LANSING, LLC
AMERICAN TELECASTING OF LINCOLN, LLC
AMERICAN TELECASTING OF LOUISVILLE, LLC
AMERICAN TELECASTING OF MEDFORD, LLC
AMERICAN TELECASTING OF MICHIANA, LLC
AMERICAN TELECASTING OF MONTEREY, LLC
AMERICAN TELECASTING OF REDDING, LLC
AMERICAN TELECASTING OF SANTA BARBARA, LLC
AMERICAN TELECASTING OF SHERIDAN, LLC
AMERICAN TELECASTING OF YUBA CITY, LLC
CLEARWIRE HAWAII PARTNERS SPECTRUM, LLC
FRESNO MMDS ASSOCIATES, LLC
PCTV GOLD II, LLC
PCTV SUB, LLC
PEOPLE’S CHOICE TV OF HOUSTON, LLC
PEOPLE’S CHOICE TV OF ST. LOUIS, LLC
SPEEDCHOICE OF DETROIT, LLC
SPEEDCHOICE OF PHOENIX, LLC
SPRINT (BAY AREA), LLC
TRANSWORLD TELECOM II, LLC
WBS OF AMERICA, LLC
WBS OF SACRAMENTO, LLC
WCOF, LLC
WIRELESS BROADBAND SERVICES OF AMERICA, L.L.C.

By:	/s/ G. Michael Sievert
Name:	G. Michael Sievert
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

*	President and Chief Executive Officer of Clearwire XOHM LLC, the Registrant’s Member	March 30, 2021
G. Michael Sievert

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

IBSV LLC
L3TV DETROIT CABLE SYSTEM, LLC
L3TV MINNEAPOLIS CABLE SYSTEM, LLC
L3TV PHILADELPHIA CABLE SYSTEM, LLC
L3TV SAN FRANCISCO CABLE SYSTEM, LLC
L3TV SEATTLE CABLE SYSTEM, LLC
LAYER3 TV, LLC
SFE 1, LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES LLC
T-MOBILE SOUTH LLC
T-MOBILE WEST LLC
TMUS INTERNATIONAL LLC

By:	/s/ G. Michael Sievert
Name:	G. Michael Sievert
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and David A. Miller, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Miller	Manager	March 30, 2021
David A. Miller

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

L3TV CHICAGOLAND CABLE SYSTEM, LLC
L3TV COLORADO CABLE SYSTEM, LLC
L3TV DALLAS CABLE SYSTEM, LLC
L3TV DC CABLE SYSTEM, LLC
L3TV LOS ANGELES CABLE SYSTEM, LLC
L3TV NEW YORK CABLE SYSTEM, LLC

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

*	President and Chief Executive Officer of Layer3 TV, LLC, the Registrant’s Manager	March 30, 2021
G. Michael Sievert

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

CLEARWIRE XOHM LLC

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

*	President and Chief Executive Officer of Nextel West Corp., the Registrant’s Member	March 30, 2021
G. Michael Sievert

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.
NEXTEL OF NEW YORK, INC.
NEXTEL SOUTH CORP.
NEXTEL WEST CORP.
PUSHSPRING, INC.
SIHI NEW ZEALAND HOLDCO, INC.
SPRINT CAPITAL CORPORATION
SPRINT COMMUNICATIONS, INC.
SPRINT COMMUNICATIONS COMPANY OF NEW HAMPSHIRE, INC.
SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC.
SPRINT CORPORATION
SPRINT EBUSINESS, INC.
SPRINT ENTERPRISE NETWORK SERVICES, INC.
SPRINT EWIRELESS, INC.
SPRINT INTERNATIONAL COMMUNICATIONS CORPORATION
SPRINT INTERNATIONAL HOLDING, INC.
SPRINT INTERNATIONAL INCORPORATED
SPRINT SOLUTIONS, INC.
SPRINT/UNITED MANAGEMENT COMPANY
THEORY MOBILE, INC.
USST OF TEXAS, INC.
WIRELINE LEASING CO., INC.

By:	/s/ G. Michael Sievert
Name:	G. Michael Sievert
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Director	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

/s/ David A. Miller	Director	March 30, 2021
David A. Miller

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

SPRINTCOM, INC.

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Treasurer (Principal Executive Officer and Principal Financial Officer) and Director	March 30, 2021
Peter Osvaldik

*	Assistant Controller (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

/s/ David A. Miller	Director	March 30, 2021
David A. Miller

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Treasurer (Principal Executive Officer and Principal Financial Officer) and Manager	March 30, 2021
Peter Osvaldik

*	Assistant Controller (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

/s/ David A. Miller	Manager	March 30, 2021
David A. Miller

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

CLEARWIRE COMMUNICATIONS LLC
UTELCOM LLC

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and David A. Miller, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Michael Sievert	President and Chief Executive Officer of Sprint Communications, Inc., the Registrant’s Member	March 30, 2021
G. Michael Sievert

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

SPRINT INTERNATIONAL NETWORK COMPANY LLC

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

*	President and Chief Executive Officer of Sprint International Communications Corporation, the	March 30, 2021
G. Michael Sievert	Registrant’s Member

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

SPRINT SPECTRUM L.P.

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Treasurer (Principal Executive Officer and Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Assistant Controller (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

*	President and Chief Executive Officer of Sprint Spectrum Holding Company, LLC, the Registrant’s	March 30, 2021
G. Michael Sievert	General Partner

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

APC REALTY AND EQUIPMENT COMPANY, LLC
SPRINT PCS ASSETS, L.L.C.
SPRINT SPECTRUM REALTY COMPANY, LLC

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

*	President and Treasurer of Sprint Spectrum L.P., the Registrant’s Member	March 30, 2021
Peter Osvaldik

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

NEXTEL SYSTEMS, LLC

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

*	President and Treasurer of SprintCom, Inc., the Registrant’s Member	March 30, 2021
Peter Osvaldik

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and David A. Miller, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Osvaldik	Executive Vice President and Chief Financial Officer of Sprint Communications, Inc., the	March 30, 2021
Peter Osvaldik	Registrant’s Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

AMERICAN TELECASTING OF ANCHORAGE, LLC
AMERICAN TELECASTING OF LITTLE ROCK, LLC
AMERICAN TELECASTING OF SEATTLE, LLC
CLEAR WIRELESS LLC
CLEARWIRE IP HOLDINGS LLC
MINORCO, LLC
NEXTEL RETAIL STORES, LLC
SPRINT SPECTRUM HOLDING COMPANY, LLC
PRWIRELESS PR, LLC
VMU GP, LLC

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and David A. Miller, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Osvaldik	President and Treasurer of SprintCom, Inc., the Registrant’s Member	March 30, 2021
Peter Osvaldik

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

T-MOBILE PCS HOLDINGS LLC

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

*	President and Chief Executive Officer of T-Mobile USA, Inc., the Registrant’s Member	March 30, 2021
G. Michael Sievert

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

SPRINT COMMUNICATIONS COMPANY L.P.

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and David A. Miller, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Michael Sievert	President and Chief Executive Officer of Sprint Communications, Inc., the Registrant’s General	March 30, 2021
G. Michael Sievert	Partner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

ASSURANCE WIRELESS USA, L.P.

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

*	President and Chief Executive Officer of VMU GP, LLC, the Registrant’s General Partner	March 30, 2021
G. Michael Sievert

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Manager	March 30, 2021
Peter Osvaldik

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

/s/ David A. Miller	Manager	March 30, 2021
David A. Miller

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

T-MOBILE CENTRAL LLC

By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer of T-Mobile USA, Inc., the Registrant’s Member	March 30, 2021
G. Michael Sievert

* By:	/s/ David A. Miller
David A. Miller
Attorney-in-Fact

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and David A. Miller, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rafael Gomez	President (Principal Executive Officer)	March 30, 2021
Rafael Gomez

/s/ Peter Osvaldik	Authorized Signatory (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

/s/ Dara Bazzano	Vice President (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

T-MOBILE INNOVATIONS LLC

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and David A. Miller, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Michael Sievert	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

/s/ Peter Osvaldik	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

/s/ Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

/s/ David A. Miller	Manager	March 30, 2021
David A. Miller

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 30, 2021.

TVN VENTURES LLC

By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title:	President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and David A. Miller, and each or either of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Michael Sievert	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2021
G. Michael Sievert

/s/ Peter Osvaldik	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2021
Peter Osvaldik

/s/ Dara Bazzano	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 30, 2021
Dara Bazzano

/s/ G. Michael Sievert	President and Chief Executive Officer of T-Mobile USA, Inc., the Registrant’s Member	March 30, 2021
G. Michael Sievert